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  FILED # C14850-02
          ---------
    FEB  28  2003
   IN THE OFFICE OF
  /s/  Dean  Heller
DEAN  HELLER  SECRETARY OF STATE


                           CERTIFICATE OF DESIGNATION
                            (PURSUANT TO NRS 78.1955)
                                       OF
                          TURBODYNE TECHNOLOGIES, INC.
                               (THE "CORPORATION")

In accordance with NRS 78.1955, the undersigned officer of the Corporation hereby certifies that the board of directors of the Corporation have by resolution set forth below designated a series of the Corporation's preferred stock, par value $0.001 per share, to be known as the Series X Preferred Stock and to have the voting powers, designations, preferences, limitations, restrictions and relative rights set forth below:

"RESOLVED THAT:

The Corporation designate 150,000 shares of preferred stock as a series of preferred stock, to be known as the "Series X Preferred Stock", to have the voting powers, designations, preferences, limitations, restrictions and relative rights set forth below:

(a)     Voting Rights
        -------------

        The holders of each share of Series X Preferred Stock will not have any voting rights, except as expressly provided by the Corporation's Articles of Incorporation and Chapter 78 of the Nevada Revised Statutes, where such voting rights are prescribed to the holder as a holder of Series X Preferred Stock or as a holder of the Corporation's preferred stock.

(b)     Dividend Provisions
        -------------------

        The holders of Series X Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, pro-rata with the issued and outstanding shares of the Corporation's common stock on an "as converted" basis when and if dividends are declared on the outstanding shares of the Corporation's common stock by the board of directors.

(c)     Liquidation Preference
        ----------------------

        In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series X Preferred Stock shall be entitled to receive pro-rata with the holders of the Corporation's issued and outstanding common stock all of the remaining assets of the Corporation available for distribution to stockholders on an "as converted" basis.


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Turbodyne Technologies, Inc.           2
Certificate of Designation
--------------------------------------------------------------------------------

(d)     Conversion
        ----------

        The holders of the Series X Preferred Stock shall have conversion rights as follows:

        (i)  Right  to  Convert.  Each  share  of Series X Preferred Stock shall
             ------------------
             be convertible, at the option of the holder, at any time after the date of issuance of such share into such number of fully paid and non-assessable shares of the Corporation's common stock as determined by multiplying the number of shares of Series X Preferred Stock converted by a multiple of 100 (the "Conversion Ratio").

        (ii) Mechanics  of  Conversion.  Before any holder of Series X Preferred
             -------------------------
             Stock shall be entitled to convert the same into shares of common stock, he or she shall surrender the certificate or certificates representing the shares of Series X Preferred Stock converted to the Corporation, or to the Corporation's transfer agent, with written notice of the holder's election to convert. Upon receipt by the Corporation or the Corporation's transfer agent, the conversion will be irrevocable. The Corporation shall, as soon as practicable thereafter, issue and deliver to the holder a certificate or certificates for the number of shares of common stock to which the holder is entitled upon conversion. The certificates shall be delivered by the Corporation to the address of the holder on the records of the Corporation, provided that the Corporation will update its records in the event of receipt of notice of change of address from the holder. The conversion will be deemed to have been made immediately prior to close of business on the date of the surrender of the shares of Series X Preferred Stock to be converted. The holder entitled to receive the shares of common stock issuable upon the conversion shall be treated for all purposes as the recordholder of such shares of common stock as of the date of conversion. The certificates representing the shares of common stock issuable upon conversion will be endorsed with any legend denoting the shares as "restricted securities" under the Securities Act of 1933, if deemed
                                      -------------------------
             reasonable and advisable by the legal advisors to the Corporation.

        (iii) Adjustment  to  Conversion  Ratio. The number of shares to be
              ---------------------------------
              issued upon conversion of the Series X Preferred Stock will be subject to adjustment from time to time as follows:

              1) In the event the Corporation should at any time after the issue of shares of Series X Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of common stock (hereinafter referred as "Common Stock Equivalents") without payment of any additional consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof), then, as at such record date, or the record date of such dividend distribution, split or subdivision (if no record date is fixed), the conversion ratio of the Series X


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Turbodyne Technologies, Inc.           3
Certificate of Designation
--------------------------------------------------------------------------------


                   Preferred Stock shall be appropriately increased so that the number of shares of common stock issuable upon conversion of each share of Series X Preferred Stock shall be increased proportionately.

              2) If the number of shares of common stock outstanding at any time after issuance of any shares of Series X Preferred Stock is decreased by a combination of the outstanding shares of common stock, then, following the record date of such combination, the conversion ratio for the Series X Preferred Stock shall be appropriately decreased so that the number of shares of common stock issuable on conversion of each share of Series X Preferred Stock will be decreased in proportion to the decrease in outstanding shares.


START


(e)     Other Distributions
        -------------------

        In the event the Corporation shall declare a distribution payable in Securities of other persons or its subsidiaries or any distribution of other property, then, in each case, the holders of Series X Preferred Stock will be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of common stock of the Corporation into which the shares of Series X Preferred Stock are convertible into as of the record date fixed for the determination of the distribution.

(f)     Notices of Record Date
        ----------------------

        In the event of any determination by the Corporation of a record of the Holders of any class of securities for the purposes of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series X Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

(g)     Reservation of Stock Issuable Upon Conversion
        ---------------------------------------------

        The Corporation shall at all times reserve and keep available out of its authorized, but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series X Preferred Stock, such number of its shares of common stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Series X Preferred Stock.


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Turbodyne Technologies, Inc.           4
Certificate of Designation
--------------------------------------------------------------------------------


(h)     Status of Converted Stock
        -------------------------

        In the event any shares of Series X Preferred Stock shall be converted, the shares so converted shall be cancelled.

(i)     Number of Authorized Shares of Seriex X Preferred Stock
        -------------------------------------------------------

        The number of authorized shares of Series X Preferred Stock shall be 150,000 shares."

This Certificate of Designation will become effective upon filing with the Nevada Secretary of State.

This Certificate of Designation is executed on behalf of the Corporation by the undersigned officer of the Corporation.

Signature of Officer:          /s/ Daniel  Black
                               -----------------
Name of Officer:                 DANIEL  BLACK
                               ---------------
Office Held by the Officer:    PRESIDENT & CEO
                               ---------------
Date of Execution:             2/14/2003
                               ---------------

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               STATE OF NEVADA
               Secretary of State
        I hereby certify that this is a true and Complete copy of the document as filed in this office

                 MAR  03  2003

              /s/ Dean  Heller
                  Dean  Heller

        By       /s/ D.  Farmer
                 --------------